SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2020

MEXUS GOLD US

(Exact name of registrant as specified in its charter)

Nevada	000-52413	20-4092640
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1805 N. Carson Street, #150
Carson City, NV 89701
(Address of principal executive offices)

(916) 776-2166
(Registrant’s Telephone Number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

COVID-19

As result of the global outbreak of the COVID-19 virus, on June 22, 2020, the Company evaluated its ongoing effort to prepare and file its Annual report on Form 10-K for the year ended March 31, 2020.

Certain Company officers and management as well as professional staff and consultants are unable to conduct work required to prepare our financial report for the year ended March 31, 2020. As a result, the Company expects to be unable to compile and review certain information required in order to permit the Company to file a timely and accurate annual report on Form 10-K for the year ended March 31, 2020, by the prescribed date without unreasonable effort or expense due to circumstances related to COVID-19.

On March 4, 2020, the Securities and Exchange Commission (the "SEC") issued an Order under Section 36 (Release No. 34-88318) (“March 4th Order”) of the Securities Exchange Act of 1934 ("Exchange Act") granting exemptions from specified provisions of the Exchange Act and certain rules thereunder. The March 4th Order provides that a registrant (as defined in Exchange Act Rule 12b-2) subject to the reporting requirements of Exchange Act Section 13(a) or 15(d), and any person required to make any flings with respect to such a registrant, is exempt from any requirement to file or furnish materials with the Commission under Exchange Act Sections 13(a), 13(f), 13(g), 14(a), 14(c), 14(f), 15(d) and Regulations 13A, Regulation 13D-G (except for those provisions mandating the fling of Schedule 13D or amendments to Schedule 13D), 14A, 14C and 15D, and Exchange Act Rules 13f-1, and 14f-1, as applicable, where certain conditions are satisfied.

On March 25, 2020, the SEC issued an Order under Section 36 (Release No. 34-88465) of the Exchange Act (“March 25th Order”) which modified the exemptions of the March 4th Order to cover filings due on or before July 1, 2020.

The Company is relying on the March 4th Order and the March 25th Order for filing of its Form 8-K the later of June 29, 2020, or original filing deadline of the report and expects to file its Annual report for the year ended March 31, 2020, on Form 10-K approximately 45 days after June 29, 2020.

The Company is providing the following risk factor for its ongoing business operations:

War, terrorism, other acts of violence or natural or manmade disasters such as a global pandemic may affect the markets in which the Company operates, the Company's customers, the Company's delivery of products and customer service, and could have a material adverse impact on our business, results of operations, or financial condition.

The Company's business may be adversely affected by instability, disruption or destruction in a geographic region in which it operates, regardless of cause, including war, terrorism, riot, civil insurrection or social unrest, and natural or manmade disasters, including famine, food, fire, earthquake, storm or pandemic events and spread of disease (including the recent outbreak of the coronavirus commonly referred to as "COVID-19"). Such events may cause customers to suspend their decisions on using the Company's products and services, make it impossible to attend or sponsor trade shows or other conferences in which our products and services are presented to distributors, customers and potential customers, for our customers to visit our facilities, manufacturing locations or other physical locations, cause restrictions, postponements and cancellations of events that attract large crowds and public gatherings such as trade shows at which we have historically presented our products, and give rise to sudden significant changes in regional and global economic conditions and cycles that could interfere with purchases of goods or services, commitments to develop new brands and white label products.

Any significant disruption to communications and travel, including travel restrictions and other potential protective quarantine measures against COVID-19 by governmental agencies, may increase the difficulty and could make it impossible for the Company to deliver goods services to its customers. Travel restrictions and protective measures against COVID-19 could cause the Company to incur additional unexpected labor costs and expenses or could restrain the Company's ability to retain the highly skilled personnel the Company needs for its operations. The extent to which COVID-19 impacts the Company's business, sales and results of operations will depend on future developments, which are highly uncertain and cannot be predicted.

We believe the novel coronavirus (COVID-19) has negatively affected our corporate operations necessary to prepare and maintain accurate accounting and reporting, and could continue to do so in the foreseeable future. The coronavirus has resulted in restrictions, postponements and cancelations and the impact, extent and duration of the government imposed restrictions on travel and public gatherings as well as the overall effect of the COVID-19 virus is currently unknown.

The ongoing circumstances resulting from the COVID-19 virus outbreak magnify the challenges faced from our continuing efforts to introduce and sell our products in a challenging environment and could have an impact on our business and financial results.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K may contain forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Exchange Act. The forward-looking statements in this Current Report on Form 8-K are not historical facts, do not constitute guarantees of future performance, and are based on numerous assumptions which, while believed to be reasonable, may not prove to be accurate. Any forward-looking statements in this Current Report on Form 8-K do not constitute guarantees of future performance and involve a number of factors that could cause actual results to differ materially, including risks more fully described in the company’s most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K. The company assumes no obligation to update any forward-looking information contained in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mexus Gold US

/s/	Paul D. Thompson
By:	Paul D. Thompson
Its:	President